Exhibit 99.1

FOR IMMEDIATE RELEASE

Cycurion (NASDAQ: CYCU) Expands Cybersecurity Partnership with Leading National Public Health Association

McClean, VA – February 24, 2025 (GLOBE NEWSWIRE) – Cycurion, Inc. (NASDAQ: CYCU), a leader in advanced cybersecurity solutions, has announced an expansion of its partnership with a major national public health association, bringing its Managed Security Services Platform (MSSP) to several thousand member organizations across the country.

This expansion builds on Cycurion’s successful cybersecurity engagement with the association itself, where its solutions were implemented to protect critical systems and infrastructure. The association, highly satisfied with the results, has now partnered with Cycurion to extend these industry-leading protections to its members.

At the heart of Cycurion’s offering is its proprietary ARx Platform, a cutting-edge cybersecurity solution leveraging machine learning and AI technologies developed over the past four years with millions of dollars in investment. This platform provides real-time threat detection, automated response, and compliance management, addressing the growing cybersecurity challenges faced by local public health agencies.

A Critical Need for Public Health Organizations

With cyber threats in the public sector increasing at an alarming rate, members of the association are facing major challenges, including:

●	Rapidly evolving federal security compliance requirements

●	A severe shortage of trained cybersecurity professionals

●	A surge in major data breaches targeting the public sector

●	Low cybersecurity awareness among employees

●	Limited IT infrastructure and protection solutions

●	Lack of visibility into emerging threats and vulnerabilities

●	Insufficient cybersecurity programs, policies, and procedures

●	Vendors who do not fully understand the mission and challenges of public health organizations

●	Budget constraints preventing investment in necessary cybersecurity solutions

To address these issues, Cycurion has structured a scalable, cost-effective cybersecurity program, where pricing is based on the size of each organization, making enterprise-grade protection accessible to all members.

A Significant Multi-Year Deal

This expanded partnership represents a major cybersecurity initiative over the next 24 to 36 months, reinforcing Cycurion’s leadership in securing public health organizations. By leveraging its proprietary, AI-driven ARx Platform and deep expertise in cybersecurity, Cycurion will provide members with best-in-class protection against evolving threats, while reducing the financial burden on individual organizations.

“We are proud to expand our relationship with this major national public health association,” said Kevin Kelly, CEO of Cycurion. “Having successfully secured their own systems, we are now extending that same level of protection to their members, ensuring that public health organizations across the country can focus on their mission without the growing threat of cyberattacks.”

Forward looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-4, as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in that filing with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For more information on how association members can participate in this program, visit www.cycurion.com or contact:

Media Contact:

Cycurion, Inc.

Phone: 888-341-6680

Email: Info@cycurion.com